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                                                                   Exhibit 10.52

                              SECOND AMENDMENT TO
                         1999 BRE STOCK INCENTIVE PLAN

          This Second Amendment to 1999 BRE Stock Incentive Plan is adopted as of June 29, 2000 by the Board of Directors of BRE Properties, Inc., a Delaware corporation (the "Company").


          WHEREAS, the Company maintains the 1999 BRE Stock Incentive Plan, effective as of January 25, 1999, as amended on June 29, 2000 (hereinafter, the "Plan"); and

          WHEREAS, pursuant to Section 6.2 of the Plan, the Plan may be amended from time to time by the Board of Directors of the Company;

          NOW THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective as of June 29, 2000:

          1. Section 2.8 of the Plan is hereby amended and restated in its entirety as follows:

              "2.8 Termination of Employment. Unless otherwise provided by the Committee in the Award Agreement, in the event of a termination of an Optionee's employment with the Company, the Optionee may exercise the Option (to the same extent the Optionee could have exercised it on the date of termination) for a period of ninety (90) days from the date of termination (but not beyond the original Option term), and the Option shall terminate upon the expiration of such ninety day period, so long as the Optionee gives the Company two weeks notice and cooperates in transition. Otherwise, the Option shall terminate upon Optionee's termination. However, (i) if an Optionee dies or becomes permanently disabled, unless otherwise provided by the Committee in the Award Agreement, the Optionee or the Optionee's estate, personal or legal representative or beneficiary, may exercise the Option (to the same extent the Optionee could have exercised it on the date of death or permanent disability) for a period of 12 months from the date of death or disability, but not beyond the original Option term, (ii) with respect to an Optionee who either (A) is not an officer of the Company with the title of Senior Vice President or higher at the time of retirement, or (B) is an officer of the Company with the title of Senior Vice President or higher at the time of retirement but who fails to satisfy the Retirement Conditions (as defined below), unless otherwise provided by the Committee in the Award Agreement, if the Optionee retires at or after Retirement Age (as defined below), the Optionee may exercise the Option (to the same extent the Optionee could have exercised it on the date of retirement) for a period of 12 months from the date of retirement, but not beyond the original Option term, and (iii) with respect to an Optionee who is an officer of the Company with the title of Senior Vice President or higher at the time of retirement and who satisfies the Retirement Conditions, unless otherwise provided by the Committee in the Award Agreement, any outstanding Options held by the Optionee shall, as of the date of retirement, become vested and exercisable according to the following schedule, and the vested portion of such Options shall remain exercisable until the expiration of the original Option term:

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                                     Percentage of then Unvested Shares
        Age at Retirement              which Shall Become Vested upon
        -----------------                        Retirement
                                                 ----------

                55                                   0%
                56                                  20%
                57                                  40%
                58                                  60%
                59                                  80%
          60 and higher                            100%

provided, however, that if the Optionee's age at retirement is between the yearly increments set forth in the table above, the Option shall vest with respect to an additional pro rata percentage of the unvested shares subject thereto based on the number of full months of the Optionee's age between the yearly increments. For example, if the Optionee's age at retirement is 58 years and 6 months, the Option shall become vested with respect to a total of 70% of the unvested shares subject thereto; if the Optionee's age at retirement is 58 years and 9 months, the Option shall become vested with respect to a total of 75% of the unvested shares subject thereto.

          For purposes of the Plan, the Optionee shall be deemed to have reached "Retirement Age" when the sum of the Optionee's actual age plus the number of the Optionee's years of service with the Company is greater than or equal to sixty-five (65), provided that the Optionee's actual age is not less than fifty-five (55). The Committee, in its absolute discretion, shall determine all matters and questions relating to the computation of an Optionee's years of service with the Company. The Optionee shall be deemed to have satisfied the "Retirement Conditions" if the Optionee retires at or after Retirement Age and the Optionee has provided the Committee with not less than 12 months advance written notice of his or her retirement date."

       2. This Second Amendment shall be and is hereby incorporated in and forms a part of the Plan.

       3. Except as set forth herein, the Plan shall remain in full force and effect.


       I hereby certify that the foregoing Second Amendment to the Plan was duly adopted by the Board of Directors of BRE Properties, Inc. on June 29, 2000.



                              By:    /s/ L. Michael Foley
                                     --------------------
                              Title: Chairman, Compensation Committee
                                     --------------------------------